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                                                        Exhibit 11

                   CERIDIAN CORPORATION AND SUBSIDIARIES
               STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

(Amounts in millions, except per share data)     Three Months
For the periods ended June 30,                1995         1994

Net earnings available to common
  stockholders - primary                  $   18.8     $    13.2
Restore dividends on convertible
  preferred stock                              3.2           3.2
Net earnings for fully diluted earnings
  per share                               $   22.0     $    16.4

Weighted average common shares
  outstanding                                 44.8          44.5
Common share equivalents from stock
  options and restricted stock awards          2.3           1.3
Weighted average common shares and
  equivalents outstanding - primary           47.1          45.8
Shares issuable assuming conversion of
  preferred stock                             10.4          10.4
Weighted average common shares and
  equivalents outstanding - adjusted for
  full dilution                               57.5          56.2

Net earnings available to common
  stockholders - primary                  $   18.8     $    13.2
Weighted average common shares and
  equivalents outstanding - primary           47.1          45.8

Primary earnings per share                $   0.40     $    0.29

Net earnings for fully diluted earnings
  per share                               $   22.0     $    16.4
Weighted average common shares and
  equivalents outstanding - adjusted for
  full dilution                               57.5          56.2

Fully diluted earnings per share          $   0.38     $    0.29
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                                                        Exhibit 11 cont.

                   CERIDIAN CORPORATION AND SUBSIDIARIES
               STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

(Amounts in millions, except per share data)      Six Months
For the periods ended June 30,                1995         1994

Net earnings available to common
  stockholders - primary                  $   43.9     $    32.1
Restore dividends on convertible
  preferred stock                              6.5           6.5
Net earnings for fully diluted earnings
  per share                               $   50.4     $    38.6

Weighted average common shares
  outstanding                                 44.7          44.4
Common share equivalents from stock
  options and restricted stock awards          2.2           1.3
Weighted average common shares and
  equivalents outstanding - primary           46.9          45.7
Shares issuable assuming conversion of
  preferred stock                             10.4          10.4
Weighted average common shares and
  equivalents outstanding - adjusted for
  full dilution                               57.3          56.1

Net earnings available to common
  stockholders - primary                  $   43.9     $    32.1
Weighted average common shares and
  equivalents outstanding - primary           46.9          45.7

Primary earnings per share                $   0.94     $    0.70

Net earnings for fully diluted earnings
  per share                               $   50.4     $    38.6
Weighted average common shares and
  equivalents outstanding - adjusted for
  full dilution                               57.3          56.1

Fully diluted earnings per share          $   0.88     $    0.69
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